Exhibit 99.1

Rebel AI Inc.

Financial Statements

December 31, 2020 and 2019

i

INDEPENDENT AUDITOR’S REPORT	Baker Tilly US, LLP 18500 Von Karman Avenue Suite 1000 Irvine, CA 92612 United States of America T: +1 (949) 222-2999 F: +1 (949) 222-2289 bakertilly.com

Board of Directors and Stockholders

Rebel AI Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of Rebel AI Inc. (the Company), which comprise the balance sheets as of December 31, 2020 and 2019, the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended and the related notes to the financial statements (collectively, the financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Baker Tilly US, LLP, trading as Baker Tilly, is a member of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities. © 2020 Baker Tilly US, LLP

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position Rebel AI Inc. as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

Going Concern

The accompanying financial statements have been prepared assuming that Rebel AI Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations for the year ended December 31, 2020 and has an accumulated deficit as of December 31, 2020 that raises substantial doubt about its ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Acquisition

As discussed in Note 1 and 8 to the financial statements, on March 3, 2021, the Company entered into definitive agreement and plan of merger (the “Merger”) to sell its business to Logiq, Inc. Under the Merger, the Company will become a wholly-owned subsidiary of Logiq, Inc. Our opinion is not modified with respect to this matter.

BAKER TILLY US, LLP

Irvine, California

March 25, 2021

REBEL AI INC.

BALANCE SHEETS

December 31, 2020 and 2019

	2020	2019
ASSETS
Current Assets
Cash and cash equivalents	$77,927	$141,635
Accounts receivable, net	9,900	318,000
Prepaid expenses and other current assets	14,617	13,032
Total current assets	102,444	472,667
Property and Equipment, net (Note 3)	30,702	35,430
Total assets	$133,146	$508,097

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$14,829	$1,727
Accrued payroll	34,539	20,837
State taxes payable	–	4,512
Total current liabilities	49,368	27,076

Deferred Tax Liability (Note 4)	–	85,193
Notes Payable (Note 5)	326,400	–
Total liabilities	375,768	112,269

Commitments and Contingencies (Note 6)
Stockholders’ (Deficit) Equity
Common stock, $0.01 par value; As of December 31, 2020 and 2019, 20,000,000 shares authorized; 19,350,000 and 17,930,000 issued and outstanding, respectively	193,500	179,300
Additional paid-in capital	(1,755)	(161,668)
(Accumulated deficit) retained earnings	(434,367)	378,196
Total stockholders’ equity (deficit)	(242,622)	395,828

Total liabilities and stockholders’ equity (deficit)	$133,146	$508,097

The accompanying notes are an integral part of these financial statements.

REBEL AI INC.

STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2020 and 2019

	2020	2019
NET REVENUES	$420,630	$1,694,625

COST OF REVENUES	23,050	95,196

GROSS PROFIT	397,580	1,599,429

OPERATING EXPENSES
Compensation	1,086,421	1,085,749
Selling, general and administrative	219,703	250,304
Total operating expenses	1,306,124	1,336,053

(LOSS) INCOME FROM OPERATIONS	(908,544)	263,376

OTHER (INCOME) EXPENSE, NET	(10,788)	(298)

(LOSS) INCOME BEFORE PROVISION (BENEFIT) FOR INCOME TAX	(897,756)	263,674

INCOME TAX (BENEFIT) EXPENSE	(85,193)	66,555

NET (LOSS) INCOME	$(812,563)	$197,119

The accompanying notes are an integral part of these financial statements.

REBEL AI INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

For the Years Ended December 31, 2020 and 2019

			Additional	(Accumulated Deficit)	Total Stockholders’
	Common Stock		paid-in	Retained	Equity
	Shares	Amount	Capital	Earnings	(Deficit)
January 1, 2019	17,930,000	$179,300	$(179,300)	$181,077	$181,077
Stock-based compensation	–	–	17,632	–	17,632
Net income	–	–	–	197,119	197,119
December 31, 2019	17,930,000	179,300	(161,668)	378,196	395,828
Stock-based compensation	1,420,000	14,200	159,913	–	174,113
Net loss	–	–	–	(812,563)	(812,563)
December 31, 2020	19,350,000	$193,500	$(1,755)	$(434,367)	$(242,622)

The accompanying notes are an integral part of these financial statements.

REBEL AI INC.

STATEMENTS OF CASH FLOWS

December 31, 2020 and 2019

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(812,563)	$197,119
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities
Depreciation	9,954	8,899
Loss on disposal of fixed assets	4,788	703
Deferred income taxes	(85,193)	62,043
Stock-based compensation	174,113	17,632
Changes in operating assets and liabilities:
Accounts receivable, net	308,100	(276,000)
Prepaid expenses and other current assets	(1,585)	1,830
Accounts payable	13,102	1,727
Accrued payroll	13,702	(9,313)
State taxes payable	(4,512)	4,512
Net cash (used in) provided by operating activities	(380,094)	9,152

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(10,014)	(7,616)
Net cash used in investing activities	(10,014)	(7,616)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	326,400	–
Net cash provided by investing activities	326,400	–

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(63,708)	1,536

CASH AND CASH EQUIVALENTS – beginning of year	141,635	140,099

CASH AND CASH EQUIVALENTS – end of year	$77,927	$141,635

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Income taxes	$4,512	$–

The accompanying notes are an integral part of these financial statements.

REBEL AI INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

1. NATURE OF THE BUSINESS

Rebel AI Inc. (the “Company”), a Delaware C-Corporation was formed on October 16, 2016. The Company is located in Louisville, Colorado.

The Company builds advertising technology products for small and medium size businesses and advertising agencies, and custom software engineering services for companies in the advertising and data management industries. The Company has developed technology solutions for digital media buying, customer data management, and digital advertising security. The Company utilizes these technologies in its media buying and data management platform and sells platform access based on recurring subscription-based models, with additional revenue streams for data usage, ad serving, and security add-ons.

On June 18, 2019, the Company converted from a limited liability company to a Delaware C-Corporation and changed the name of the Company from Rebel AI LLC to Rebel AI Inc. Upon formation, the Company authorized 17,930,000 shares of common stock, par value $0.01 per share. Each unit of the Series A Common Units of the LLC was converted into one share of common stock, par value $0.01 per share. The conversion was accounted for as a change in reporting entity and reflected retrospectively in the accompanying financial statements as of the beginning of the earliest period presented.

On March 3, 2021, the Company entered into a Merger Agreement (the “Merger”) to sell its common stock, to Logiq, Inc., an independent entity. Under the Merger, the Company will become a wholly-owned subsidiary of Logiq, Inc. in exchange for $1,126,000 in cash and $7,000,000 of Logiq, Inc. common stock.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared on an accrual basis of accounting in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”), as set forth in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”).

COVID-19

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a pandemic, which continues to spread throughout the United States. While the disruption is currently expected to be temporary, there is uncertainty around the duration. Therefore, while we expect this matter to negatively impact our business, results of operations, and financial position, the related financial impact cannot be reasonably estimated at this time.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates under different assumptions or circumstances.

REBEL AI INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates (continued)

Significant estimates made by management include, among others, deferred taxes, revenue recognition, allowance for doubtful accounts, stock-based compensation and the recognition and disclosure of contingent liabilities.

Going Concern and Management’s Plans

The Company incurred an operating loss and generated negative cash flow from operating activities during the year ended December 31, 2020 which raises substantial doubt about its ability to continue as a going concern.

The Company expects to use a significant amount of cash over the next twelve-month period for operating activities in order to carry out its strategic objectives. The Company’s management is therefore seeking additional sources of financing and/or strategic partners. Furthermore, the Company’s management is focused on increasing new strategic revenues with the launch of its media buying platform, which the Company expects will increase the levels of cash required for its operating activities as it substantially scales.

The Company considers historical operating results, capital resources and financial position, in combination with current projections and estimates, as part of its plan to fund operations over a reasonable period of time. While management believes it will have access to other financing sources and that based on current projections, the Company will be able to maintain current operations and meet its obligations, there can be no assurance that additional sources of financing will be available on acceptable terms or that the Company will successfully execute its operating plans.

These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. All cash equivalents are carried at cost, which approximates fair value. As of December 31, 2020 and 2019, cash equivalents consisted of money market funds.

Accounts Receivable, Net

Accounts receivable consists primarily of revenue earned from customers based on contractual agreements. The Company performs ongoing evaluations of its customers’ financial condition. The Company provides credit to some of its customers in the normal course of business and maintains allowances for potential credit losses. Historically, the Company has not had any collection issues. As of December 31, 2020 and 2019 the allowance for bad debt totaled $0.

REBEL AI INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment, Net

Property and equipment are stated at historical cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are seven years for furniture and fixtures, three years for software and three to five years for computer and related equipment. Expenditures for major renewals and betterments are capitalized, while minor replacements, maintenance and repairs, which do not extend the asset lives, are charged to operations as incurred. Upon sale or disposition, the cost and related accumulated depreciation are removed from the accounts, and any gain or loss is included in the accompanying statements of operations.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets, primarily consisting of property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows attributable to such assets including any cash flows upon their eventual disposition to their carrying value. If the carrying value of the assets exceeds the forecasted undiscounted cash flows, then the assets are written down to their fair value. For the years ended December 31, 2020 and 2019, there have been no such impairments.

Stock-Based Compensation

The Company values stock compensation based on the fair value recognition provisions of ASC 718, Compensation – Stock Compensation, which establishes accounting for stock-based awards exchanged for employee services and requires companies to expense the estimated grant date fair value of stock awards over the requisite employee service period.

The fair value of restricted stock awards is based on the market price of the Company’s common stock on the date of the grant. To value stock option awards, the Company uses the Black-Scholes-Merton option pricing model. This model involves assumptions including the stock price, expected life of the option, stock price volatility, risk-free interest rate, dividend yield and exercise price. The Company recognizes compensation expense in earnings over the requisite service period, while forfeitures of awards are recognized as they occur.

Revenue Recognition

The majority of the Company’s revenues are generated by providing custom consulting and maintenance software engineering services for companies in the advertising and data management industry. The Company recognizes revenue in accordance with ASC Topic 606, Revenue Recognition when control of the promised goods or services is transferred to customers at an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services.

The Company uses a single method to measure the progress towards the complete satisfaction of the performance obligation. The Company lays out in each contract a reasonable and reliable estimate to measure progress by creating a project timeline and deliverables to the customer. The Company uses outputs to measure progress under its consulting contracts by estimating the value of underlying services transferred to the customer over the life of the project. As such, the transaction price allocated to the performance obligation is recognized as revenue over time. Revenue related to maintenance contracts are recognized on a straight line basis over the life of the contract.

REBEL AI INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

The Company’s tax positions are subject to income tax audits. The Company recognizes the tax benefit of an uncertain tax position only if it is more likely than not that the position is sustainable upon examination by the taxing authority, solely based on its technical merits. The tax benefit recognized is measured as the largest amount of benefit which is greater than 50 percent likely to be realized upon settlement with the taxing authority. The Company recognizes interest accrued and penalties related to unrecognized tax benefits in the income tax provision.

Valuation allowances are established when necessary to reduce deferred tax assets to the amounts that are more likely than not expected to be realized based on the weighting of positive and negative evidence. Future realization of deferred tax assets ultimately depends on the existence of sufficient taxable income of the appropriate character (for example, ordinary income or capital gain) within the carryback or carryforward periods available under the applicable tax law. The Company regularly reviews the deferred tax assets for recoverability based on historical taxable income, projected future taxable income, the expected timing of the reversals of existing temporary differences and tax planning strategies. The Company’s judgments regarding future profitability may change due to many factors, including future market conditions and the ability to successfully execute its business plans and/or tax planning strategies. Should there be a change in the ability to recover deferred tax assets, the tax provision would increase or decrease in the period in which the assessment is changed.

Concentrations of Risk

The Company’s financial instruments are potentially subject to concentrations of credit risk. The Company places its cash with high quality credit institutions. From time to time, the Company maintains cash balances at certain institutions in excess of the FDIC limit. Management believes that the risk of loss is not significant and has not experienced any losses in such accounts.

Approximately 88.3% and 94.9% of the net revenues were generated from three and two customers during the years ended December 31, 2020 and 2019, respectively.

Additionally, 100% of the outstanding accounts receivables were from one customer as of December 31, 2020 and 2019.

No purchases from any single vendor exceeded 10% of total purchases during 2020 and 2019.

Fair Value Measurements

The Company’s financial instruments include cash and cash equivalents, accounts receivable, accounts payable and accrued payroll. The estimated fair value of these instruments approximates their carrying amounts due to the short maturity of these instruments. As of December 31, 2020 and 2019, the Company had no recurring or nonrecurring fair value measurements for assets and liabilities.

REBEL AI INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Research and Development Costs

Research and development costs are expensed as incurred and consist primarily of salaries and related expenses, consulting services and other direct expenses. Research and development costs for the years ended December 31, 2020 and 2019 amounted to $613,489 and $608,996, respectively and are included in compensation in the accompanying statements of operations.

Advertising Costs

Advertising costs for the years ended December 31, 2020 and 2019 were approximately $3,000 and $15,000, respectively. Advertising costs are expensed as incurred and included in general and administrative expenses in the accompanying statements of operations.

Significant Recent Accounting Pronouncements

New Accounting Pronouncements Adopted

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers. This ASU is a comprehensive new revenue recognition model that requires a Company to recognize revenue to depict the transfer of goods or services to a customer at an amount that reflects the consideration it expects to receive in exchange for those goods or services. To achieve this principle, an entity should apply the following steps: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract(s), (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract(s), and (v) recognize revenue when, or as, the entity satisfies a performance obligation. The Company adopted this ASU in the annual period beginning January 1, 2019. The adoption of this ASU did not have any material impact on the Company’s financial statements.

New Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU 2016-02, Leases. This update requires lessees to recognize at the lease commencement date a lease liability which is the lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and a right-of-use assets, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Lessees will no longer be provided with a source of off-balance sheet financing. In June 2020, the FASB issued ASU 2020 -05, which allowed certain entities that have not yet issued financial statements to defer application of the new recognition guidance by one additional year, making these changes effective for the Company on January 1, 2022 The Company elected to defer application and is currently evaluating the impact of the adoption of this standard on their financial statements.

REBEL AI INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

3. PROPERTY AND EQUIPMENT, NET

Property and equipment consists of the following as of December 31:

	2020	2019
Computer and related equipment	$40,214	$36,187
Furniture and fixtures	13,605	16,008
	53,819	52,195
Less: accumulated depreciation	(23,117)	(16,765)
	$30,702	$35,430

Depreciation expense for the years ended December 31, 2020 and 2019 amounted to $9,954 and $8,899, respectively.

4. INCOME TAXES

The provision (benefit) for income taxes consisted of the following for the following periods:

	2020	2019
Deferred:
Federal	$(69,575)	$50,667
State	(15,618)	11,376
Current	(85,193)	62,043

Federal	–	–
State	–	4,512
Total current	–	4,512

Total provision (benefit) for income taxes	$(85,193)	$66,555

A reconciliation of the provision for income taxes to the amount of income tax expense (benefit) that would result from applying the federal statutory rate to the loss before income taxes is as follows:

	2020	2019
Federal statutory rate	21.0%	21.0%
State tax, net of federal benefit	4.08	4.76
Meals & entertainment	(0.23)	1.58
R&D credit addback	(0.67)	1.48
Federal rate adjustment	–	4.05
R&D credit	3.18	(8.99)
FIN 48	(0.48)	1.35
Change in valuation allowance	(17.40)	–
	9.49%	25.24%

REBEL AI INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

4. INCOME TAXES (continued)

Significant items making up deferred tax assets and liabilities are as follows as of:

	2020	2019
Deferred tax assets:
State taxes	$–	$3,280
Accruals	5,880	–
Allowances	1,275	–
Cash to accrual adjustment	–	–
Net operating loss carryforwards & credits	155,562	32
Stock compensation	5,545	4,496
	168,262	7,808
Less valuation allowance	(156,173)	–
	12,089	7,808

Deferred tax liability:
Cash to accrual adjustment	(4,173)	(83,973)
Fixed assets	(7,916)	(9,028)
	(12,089)	(93,001)
Net deferred tax liability	$–	$(85,193)

On June 18, 2019, the Company converted from a limited liability company (electing to be taxed as a S-Corporation) to a Delaware C-Corporation and changed the name of the Company from Rebel AI LLC to Rebel AI Inc. The income tax provision for year ended December 31, 2019 is based on Company’s activity for the entire calendar year 2019 and takes into account the tax effect of this conversion during the year.

ASC 740-10, Income Taxes (“ASC 740-10”) requires that an entity’s deferred tax assets be reduced by a valuation allowance to the extent its management determines that it is more likely than not that such deferred tax assets, or portion thereof, will not be realized. The Company evaluates the realizability of its deferred tax assets in each reporting period, to determine the need and appropriateness of a valuation allowance. In its determinations, Management considers the evidence, both positive and negative, including those items outlined in ASC 740-10. Management analyzed the realizability of the deferred tax assets existing as of December 31, 2020 and 2019 and determined that the Company is unable to conclude that it is more likely than not that the 2020 federal and state net deferred tax assets will be realized. Accordingly, a full valuation allowance has been placed on Company’s federal net deferred tax assets as of December 31, 2020. The Company had a net deferred tax liability as of December 31, 2019 and no valuation allowance was required. As of December 31, 2020 and 2019, the valuation allowance on the Company’s deferred tax assets was $156,173 and $0, respectively.

As of December 31, 2020, the Company has net operating loss carryforwards of $509,855 and $538,366 for federal and for state income tax purposes, respectively.

REBEL AI INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

4. INCOME TAXES (continued)

Management believes that appropriate provisions for all tax matters have been provided for all open years Management evaluated the Company’s tax positions in accordance with the standard on accounting for uncertainty in income taxes and has recorded a liability of $7,831 and $3,554 as of December 31, 2020 and 2019, respectively. The Company does not anticipate that there will be a material change in the liability for unrecognized tax benefits within the next 12 months. The Company has not recognized any interest or penalties during years ended December 31, 2020 and 2019.

The Company files U.S. federal and state tax returns. The Company is open to U.S. federal and state income tax examinations by tax authorities for years before 2017-2019 and 2016-2019, respectively.

The Company’s gross unrecognized tax benefits as of December 31, 2020 and 2019 and the changes in those balances are as follows:

	2020	2019
Beginning balance	$3,554	$–
Increases (decreases) in tax positions for the current year	4,277	3,554
Increases (decreases) in tax positions for the prior year	–	–

Gross unrecognized tax benefits, ending balance	$7,831	$3,554

5. NOTES PAYABLE

PPP Loan

On April 7, 2020, the Company received loan proceeds in the amount of $176,400 (the “PPP Loan”) from the Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief and Economic Security Act and applicable regulations (the “CARES Act”).

Under the terms of the CARES Act, as amended by the Paycheck Protection Program Flexibility Act of 2020, the Company is eligible to apply for and receive forgiveness for all or a portion of its PPP Loan. Such forgiveness will be determined, subject to limitations, based on the use of the loan proceeds for certain permissible purposes as set forth in the PPP, including, but not limited to, payroll costs (as defined under the PPP) and mortgage interest, rent or utility costs (collectively, “Qualifying Expenses”) incurred during the 24 weeks subsequent to funding, and on the maintenance of employee and compensation levels, as defined, following the funding of the PPP Loan. The Company believes that it used the proceeds of its PPP Loan for Qualifying Expenses. Any amounts that are not forgiven incur interest at 1.0% per annum and monthly repayments of principal and interest are deferred until the Small Business Administration (“SBA”) makes a determination on forgiveness. While the Company PPP Loan currently has a two-year maturity, the amended law will permit the Company to request a five-year maturity. On January 6, 2021, the Company received forgiveness by the SBA of $176,400 in principal and $1,299 in interest accrued on the PPP Loan.

REBEL AI INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

5. NOTES PAYABLE (continued)

EIDL Loan

On August 20, 2020, the Company received a loan in the amount of $150,000 (the “EIDL Loan”) from the SBA, as lender, under the SBA’s Economic Injury Disaster Loan (“EIDL”) assistance program. The EIDL Loan bears interest at 3.75% per annum. Monthly installment payments in the amount of $731 per month, including principal and interest, will begin August 31, 2021. The EIDL Loan matures on August 20, 2050, and is evidenced by a promissory note, loan authorization agreement, and security agreement, all dated June 20, 2020, and all of which contain customary events of default relating to, among other things, payment defaults and breaches of representations and warranties. The EIDL Loan is collateralized by the assets of the Company. Such EIDL Loan amount will reduce the Company’s PPP loan forgiveness amount described above. The EIDL Loan may be prepaid by the Company at any time prior to maturity with no prepayment penalties.

Separately, the Company also received a grant of $9,000 from the SBA under the EIDL assistance program. The grant was recognized as other income during the year ended December 31, 2020.

6. COMMITMENTS AND CONTINGENCIES

Legal

During the ordinary course of business, the Company may be subject to various claims. The Company is not currently involved in any claims that management believes will have a material adverse effect on the Company’s financial position, results of operations or cash flow.

Operating Leases

The Company leases its office space under a 1-year lease expiring April 30, 2021. The monthly rent expense is $1,450. The table below includes future minimum lease payments for the lease renewed in 2020. The Company is currently negotiating an extension of the lease.

Future minimum lease payments under the noncancelable operating lease agreements are as follows:

For the remaining period in the Year Ended December 31, 2021	$5,800
$5,800

7. STOCK-BASED COMPENSATION

The Company maintains a stock-based compensation program intended to attract, retain and provide incentives for employees, consultants, and directors and align stockholder and employee interests. During the 2020 and 2019 periods, the Company granted options from the 2019 Equity Incentive Plan (“2019 EEP”). The 2019 EEP will expire in November 2029. Option vesting periods are generally over one year and/ or achieving certain financial targets.

REBEL AI INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

7. STOCK-BASED COMPENSATION (continued)

Options

The following table summarizes information with respect to outstanding options to purchase common stock of the Company, all of which were vested and exercisable, at December 31, 2020:

Exercise Price	Number Outstanding	Expiration Date
$0.12	650,000	November 15, 2029

In 2019, the Company issued stock options to its employees and advisor to purchase an aggregate 650,000 shares of the Company’s common stock. The shares have a weighted average grant date fair value of $0.047 and vest a portion at grant and the rest monthly over a one-year period.

The Company measures the fair value of the issued options based on the Black Scholes model using the following assumptions:

Stock price	$0.12
Risk-free interest rate	1.84%
Expected term	6 years
Expected stock price volatility	45.00%
Expected dividend yield	$0.00

The stock price is based on the most recent 409A valuation prepared in October 2019. The risk-free interest rate is based on the U.S. Treasury Yield Curve Rates with terms equal to the life of the options as of grant date. The expected stock price volatility is based on comparable companies’ historical stock price volatility since the Company does not have sufficient historical volatility data. The expected term was estimated using the simplified method.

8. SUBSEQUENT EVENTS

The Company evaluated events subsequent to December 31, 2020 for their potential impact on the financial statements and disclosures through the date these financial statements were available to be issued.

On January 6, 2021, the Company received forgiveness by the SBA of $176,400 in principal and $1,299 in interest accrued on the PPP Loan.

On January 22, 2021, the Company received loan proceeds in the amount of $176,385 (the “PPP Loan Second Round”) under the PPP under CARES Act. The terms are the same as the original PPP Loan.

REBEL AI INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

8. SUBSEQUENT EVENTS (continued)

On March 3, 2021, Logiq, Inc., a Delaware corporation, RAI Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Logiq, Inc. (“Merger Sub”), Rebel AI Inc., and Emmanuel Puentes, on behalf of the stockholders of Rebel AI (in such capacity, the “Stockholders’ Agent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, upon consummation of the transactions contemplated by the Merger Agreement (the “Closing”), the parties intend to effect a merger of Merger Sub with and into Rebel AI, whereby the separate existence of Merger Sub will cease and Rebel AI will become a wholly-owned subsidiary of Logiq, inc. (the “Merger”). Although the parties have entered into the Merger Agreement, the parties intend to consummate the Merger upon satisfaction or waiver of the conditions set forth in the Merger Agreement.

As consideration for the Merger, at the Closing, Logiq, Inc. will deliver to those persons set forth in the Merger Agreement an aggregate cash payment of $1,126,000 (the “Cash Consideration”), and an aggregate number of restricted shares of the Logiq’s common stock, par value $0.0001 per share (“Common Stock”), equal to (i) (x) $7,000,000, divided by (ii) the volume weighted average closing price of Logiq, Inc.’s Common Stock for the twenty consecutive trading days prior to Closing (the “Stock Consideration,” and together with the Cash Consideration, the “Merger Consideration”), subject in each case to adjustment as provided in the Merger Agreement. Notwithstanding the foregoing, pursuant to the terms of the Merger Agreement, (i) a portion of the Cash Consideration, in an amount equal to the outstanding balance of that PPP Loan made to Rebel AI in January 2021, shall be withheld at Closing and placed into an escrow account, pending forgiveness or repayment of the PPP Loan, as applicable, and (ii) $2,000,000 of Common Stock shall be withheld from the Stock Consideration and deposited into an escrow account, pending release in accordance with the terms of the Merger Agreement.